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                                  Exhibit 10.1

                                PARTNERS IN CARE
              EXECUTIVE LONG-TERM STOCK INCENTIVE STOCK OPTION PLAN

                               ARTICLE I - GENERAL

1.01 Purpose.

         The purposes of this Executive Long-Term Stock Incentive Stock Option Plan ("the Plan") are to: (1) closely associate the interests of the management of Partners In Care and its subsidiaries and affiliates (collectively referred to as the "Company") with the shareholders by reinforcing the relationship between participants' rewards and shareholder gains; (2) provide management with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value; (3) maintain competitive compensation levels; and (4) provide an incentive to management for continuous employment with the Company.

1.02 Administration.

(a) The Plan shall be administered by The Partners In Care Compensation Committee comprised of disinterested persons appointed by the Board of Directors of Partners in Care (the "Committee"), as constituted from time to time. The Committee shall consist of at least two members of the Board. During the one year prior to commencement of service on the Committee, the Committee members will not have participated in, and while serving and for one year after serving on the Committee, such members shall not be eligible for selection as persons to whom incentive stock options may be granted under the Plan or any other discretionary plan of the Company under which participants are entitled to acquire stock, incentive stock options of the Company.

(b) The Committee shall have the authority, in its sole discretion and from time to time to:

         (i) Designate the employees or classes of employees eligible to participate in the Plan;

         (ii) Grant awards provided in the Plan in such form and amount as the Committee shall determine;

         (iii) Impose such limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate; and

         (iv) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, (but not amend or rescind the Plan itself, which power is reserved to the Board of Directors of PIC) and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.




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(c) Decisions and determinations of the Committee on all matters relating to the
Plan shall be in its sole discretion and shall be conclusive. No members of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

1.03. Eligibility for Participation.

         Participants in the Plan shall be selected by the Committee from the executive officers and other key employees of the Company who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company. In making this selection and in determining the form and amount of awards, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth.

1.04.    Types of Awards Under Plan.

         Awards under the Plan may be in the form of any one or more of the following:

                  Incentive Stock Options, as described in Article II;

1.05. Aggregate Limitation on Awards.

(a) Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Class C Common Stock of Partners in Care ("Class C Common Stock"). The maximum number of shares of Class C Common Stock which may be issued under the Plan shall be 15,000. In addition, no employee may receive more than $100,000 in Incentive Stock Options in any 12 month period.

(b) Shares tendered by a participant as payment for shares issued upon exercise of an Incentive Stock Option shall be available for issuance under the Plan. Any shares of Common Stock subject to an Incentive Stock Option which for any reason is terminated unexercised or expires shall again be available for issuance under the Plan.

1.06. Effective Date and Term of Plan.

(a) The Plan shall become effective on the date approved by the holders of a majority of the shares of Class A and Class B Common Stock present in person or by proxy and entitled to vote at the Regular or Special Meeting of Shareholders of Partners in Care called for these and other purposes, or such earlier effective date as said Shareholder approval may specify.

(b) No awards shall be made under the Plan after the last day of the Company's 2009 fiscal year provided, however, that the Plan and all awards made under the Plan prior to such date shall remain

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in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.

                      ARTICLE II - INCENTIVE STOCK OPTIONS

2.01. Award of Incentive Stock Options.

         The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more "incentive stock options" (intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Stock Options") to purchase for cash or shares the number of shares of "Common Stock allotted by the Committee. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan. Notwithstanding the foregoing, Incentive Stock Options shall not be granted to any owner of 10% or more of the total combined voting power of the Company and its subsidiaries.

2.02. Incentive Stock Option Agreements.

         The grant of an Incentive Stock Option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the holder of an Incentive Stock Option (the "optionee"), stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in such form as the Committee may from time to time determine. In addition, the employee shall, as a condition of any Incentive Stock Option grant, be required to execute the Corporation's Shareholder Agreement then in effect.

2.03. Incentive Stock Option Price.

         The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be 100% of the fair market value of a share of Class C Common Stock as determined in the Annual Corporate Valuation Report nearest in time to the date the Incentive Stock Option is granted.

2.04. Term and Exercise.

         One quarter (1/4) of each Incentive Stock Option shall be exercisable every 12 months from the date of its grant and unless a shorter period is provided by the Committee or another Section of this Plan, may be exercised during a period of ten years from the date of grant thereof (the "option term"). No Incentive Stock Option shall be exercisable after the expiration of its option term.

2.05. Maximum Amount of Incentive Stock Option Grant.

         The aggregate fair market value (determined on the date the option is granted) of Common Stock subject to an Incentive Stock Option granted to an optionee by the Committee in any calendar year shall not exceed $100,000.

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2.06. Manner of Payment.

         Each Incentive Stock Option Agreement shall set forth the procedure governing the exercise of the Incentive Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Class C Common Stock subject thereto, the optionee shall pay to the Company, in full, the option price for such shares with cash or with previously owned Class C Common Stock. A Supplemental Retirement & Deferred Compensation Plan ( "the Deferred Compensation Plan") is being created concurrently with this ISO Plan to assist Optionees in paying for the option.

2.07. Restrictions on Certain Shares.

         As soon as practicable after receipt of payment, the Company shall deliver to the optionee a certificate or certificates for such shares of Class C Common Stock. The optionee shall become a shareholder of the Company with respect to Class C Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to the extent permitted by the Corporations bylaws and to exercise all other rights of a shareholder. Notwithstanding the foregoing, a number of shares of Class C Common Stock received upon the exercise of the options shall be subject to certain restrictions. The number of shares subject to the restrictions shall be equal to the total number of shares received in the exercise of the options minus:

         (i) The number of shares which have a fair market value on the date of the option exercise equal to the total option price for all the shares received in the option exercise and (ii) the number of shares which have a fair market value on the date of the option exercise equal to the applicable federal, state and local withholding tax on the total option exercise and any brokerage commission or interest charges, if applicable, to the exercise.

The restrictions on these shares of Class C Common Stock shall be as follows:

         (a) Any restrictions set forth in the Corporations Bylaws, Certificate of Incorporation or Shareholder Agreement.

         (b) The optionee shall be prohibited from the sale, exchange, transfer, pledge, hypothecation, gift or other disposition of such shares of Class C Common Stock until the earlier of the expiration of the option term or termination of the optionee's employment for any reason, except for such sales as may be permitted pursuant to the Corporation's Shareholder Agreement. Subject to the terms of the Corporation's Shareholder Agreement, such shares of Class C Common Stock may be used as payment of the option price of shares issued upon the exercise of other Stock Options.

         (c) The restrictions shall apply to any new, additional or different securities the optionee may become entitled to receive with respect to such shares by virtue of a stock split or stock dividend or any other change in the corporate or capital structure of the Company.

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          (d) Until such time as the restrictions hereunder lapse, the share certificate representing such shares shall contain a restrictive legend evidencing said restrictions. Alternatively, the optionee shall be required to deposit the share certificate with the Company or its agent, endorsed in blank or accompanied by a duly executed irrevocable stock power or other instrument of transfer.

2.08. Retirement or Disability.

         Upon the termination of the optionee's employment by reason of permanent disability or retirement (as each is determined by the Committee), the optionee may, within 36 months from the date of such termination of employment, exercise any Incentive Stock Options to the extent such Incentive Stock Options were exercisable at the date of such termination of employment. Notwithstanding the foregoing, the tax treatment available pursuant to Section 422 of the Internal Revenue Code of 1986 upon the exercise of an Incentive Stock Option will not be available to an optionee who exercises any Incentive Stock Options more than (1) 12 months after the date of termination of employment due to permanent disability or (ii) three months after the date of termination of employment due to retirement.

2.09. Death of Optionee.

(a) Upon the death of the optionee, any Incentive Stock Option exercisable on the date of death may be exercised by the optionee's estate or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the optionee, provided that such exercise occurs within both the remaining option term of the Incentive Stock Option and one year after the optionee's death.

(b) The provisions of this Section shall apply notwithstanding the fact that the optionee's employment may have terminated prior to death, but only to the extent of any Incentive Stock Options exercisable on the date of death.

2.10. Other Events.

         The Committee may, in its discretion and on an employee by employee basis, determine to provide an optionee rights upon the occurrence of certain other triggering events, such as the sale of 100% of the Class A and Class B Common Stock, which may give the optionee certain additional rights to exercise his/her Incentive Stock Options.

2.11. Termination for Other Reasons.

         Except as provided in Section 2.8, 2.9 and 2.10, or except as otherwise determined by the Committee, all Incentive Stock Options shall terminate upon the termination of the optionee's employment.

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                           ARTICLE III - MISCELLANEOUS

3.01. General Restriction.

         Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (I) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

3.02. Non-Assignability.

         No award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.

3.03. Withholding Taxes.

         Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

3.04. Right to Terminate Employment.

         Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or effect any right which the Company may have to terminate the employment of such participant.

3.05. Non-Uniform Determinations.

         The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards and the agreements

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evidencing same) need not be uniform and may be made if selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

3.07. Rights as a Shareholder.

         The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

3.07. Definitions.

         In this Plan the following definitions shall apply:

(a) "Subsidiary" means any corporation of which, at the time more than 50% of the shares entitled to vote generally in an election of directors are owned directly or indirectly by Partners in Care or any subsidiary thereof.

(b) "Affiliate" means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Partners in Care.

(c) "Fair market value" as of any date and in respect to any share of Common Stock means the fair market value of shares of Common Stock shall be determined by the Committee in such other manner as it may deem appropriate. In no event shall the fair market value of any share of Common Stock be less than its par value.

(d) "Option" means Stock Option, Incentive Stock Option or Reload Option.

(e) "Option price" means the purchase price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option.

3.08. Leaves of Absence.

         The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of such leave of absence on awards under the Plan theretofore made to any recipient who takes such leave of absence.

3.09. Newly Eligible Employees.

         The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect to any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

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3.10. Adjustments.

         In any event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Incentive Stock Options theretofore granted under the Plan, the option price of Incentive Stock Options theretofore granted under the Plan, the amount of Restricted Stock Units theretofore awarded under the Plan, the performance targets and any and all other matters deemed appropriate by the Committee.

3.11. Amendment of the Plan.

(a) The Committee may, without further action by the shareholders and without receiving further consideration from the participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretation thereof applicable to this Plan or to comply with stock exchange rules or requirements.

(b) The Board of Directors may at any time and from time to time terminate or modify or amend the Plan in any respect. The termination or any modification or amendment of the Plan, except as provided in subsection (a) shall not without the consent of the participant, affect his or her rights under an award previously granted to him or her.

Partners in Care Executive Long Term Incentive Stock Option Plan approved by the Board of Trustees of Partners In Care at the regular Board meeting of October 2000.


/s/ Bernard Kelley                                    /s/ Mauro Tucci
------------------------                              -----------------------
Bernard Kelly,                                        Mauro Tucci, M.D.,
Chairman                                              Secretary


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